Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-272930) and Form S-8 (Nos. 333-249323, 333-263276, 333-270703, 333-277665 and 333-285465) of LENSAR Inc. of our report dated March 31, 2026 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Raleigh, North Carolina
March 31, 2026